Exhibit 99.1

MURPHY ANNOUNCES PRELIMINARY THIRD QUARTER 2015 AND

NINE-MONTH FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, October 28, 2015 – Murphy Oil Corporation (NYSE: MUR) today announced its preliminary financial and operating results for the quarter and nine-month period ended September 30, 2015, including a net loss of $1,595 million, or $9.26 per diluted share during the quarter. The net loss during the third quarter includes a non-cash impairment of oil and natural gas properties of $2,301 million, or $1,537 million net of taxes. Details are provided in the third quarter financial results section below.

Operating and financial highlights for the quarter and year-to-date include:

•	Produced volumes of 207,586 boepd in the third quarter, exceeding guidance of

200,000 boepd

•	Reduced lease operating expense per barrel by over 19 percent year-over-year
•	Lowered G&A expense by approximately 12 percent year-over-year
•	Maintained net debt to EBITDA ratio below 1.5 at quarter-end (annualized)
•	Signed farm-in agreement for 15-1/05 block in Vietnam’s Cuu Long Basin, where a discovery well has successfully been tested
•	Achieved exploration success in low-risk opportunities – Merapuh 5 and Marakas offshore Malaysia and Dalmatian South #2 in Gulf of Mexico

THIRD QUARTER FINANCIAL RESULTS

The net loss of $1,595 million, or $9.26 per diluted share, includes a non-cash impairment of oil and natural gas properties of $2,301 million, or $1,537 million net of taxes. The non-cash impairment is caused by the low market price for future production, as demonstrated by oil prices that declined between $8 and $15 per barrel compared to three months earlier. The property impairments occurred at the Seal heavy oil field in Western Canada, and oil and natural gas fields offshore Malaysia and the deepwater Gulf of Mexico.

The net loss from continuing operations in the third quarter of 2015 was $1,587 million, or $9.22 per diluted share. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $124.5 million, or $0.72 per diluted share in the third quarter of 2015.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations in the third quarter 2015 totaled $356.8 million, or $18.68 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) in the third quarter 2015 totaled $414.9 million, or $21.72 per boe sold. Both EBITDA and EBITDAX were significantly impacted by a greater than 50 percent reduction in Brent and West Texas Intermediate (WTI) oil prices between the comparative periods. Details for third quarter EBITDA and EBITDAX can be found in the attached schedules.

Third quarter 2015 production averaged nearly 207,600 barrels of oil equivalent per day (boepd), ahead of our 200,000 boepd guidance, primarily due to Sarawak oil and natural gas fields performing better, above planned performance on base production, Eagle Ford Shale new well volumes exceeding plan due to enhanced drilling and completion techniques, Kakap-Gumusut scheduled maintenance completed early and higher natural gas production from the Montney. Details for third quarter production can be found in the attached schedules.

“During the third quarter, we delivered almost 7,600 barrels per day of high-margin volumes above our guidance, driven by continuous improvements in productivity and ongoing operating efficiencies,” stated Roger W. Jenkins, President and Chief Executive Officer. “In addition, we continue to focus on driving costs lower in our business both in operating expenses and in general and administrative costs. Today, Murphy is better positioned financially to carry out our plans and compete in the upstream oil and natural gas business going forward in a ‘lower-for-longer’ commodity price environment.”

YEAR-TO-DATE FINANCIAL RESULTS

For the nine-month period ended September 30, 2015, Murphy reported a net loss of $1,684 million, or $9.62 per diluted share. The net loss from continuing operations for the same period was $1,673 million, or $9.55 per diluted share. The net loss includes a non-cash impairment of oil and natural gas properties of $2,301 million, or $1,537 million net of taxes, due to current low commodity-price levels.

The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, in the nine-month period ended September 30, 2015 of $406.1 million, or $2.32 per diluted share.

EBITDA from continuing operations for the nine-month period ended September 30, 2015, totaled $1,070 million, or $18.60 per boe sold. EBITDAX for the same period totaled $1,322 million, or $22.98 per boe sold. Both EBITDA and EBITDAX were greatly impacted by almost a 40 percent decrease in Brent and WTI oil prices between the comparative periods. Details for year-to-date EBITDA and EBITDAX can be found in the attached schedules.

Production for the nine-month period ended September 30, 2015, averaged 210,300 boepd. Details for the nine-month period production can be found in the attached schedules.

OVERHEAD COST REDUCTIONS

Management has taken a proactive approach toward improving Murphy’s efficiency and structure in direct response to the low commodity price environment. Over the course of the year, the company has announced and implemented key organizational changes. The overall savings is currently expected to be reflected as a reduction in 2015 G&A expense by approximately 18 percent from 2014 levels, or $64 million, and will be fully realized in 2016. Following initiatives to streamline the organization in response to low commodity prices, year-end 2015 staffing levels are expected to be reduced by approximately 23 percent from a year earlier.

REGIONAL OPERATIONS SUMMARY

North American Onshore

Eagle Ford Shale – Production in the third quarter of 2015 averaged over 63,000 boepd with 33 new wells brought online. The company achieved higher than projected third quarter Eagle Ford Shale production due to continued efficiency improvements, lower base declines and increased Estimated Ultimate Recoveries (EURs) per well  associated with enhanced drilling and completion techniques. The full-year outlook for 2015 is now expected to average over 61,000 boepd, an increase from near 57,000 boepd from 2014 annual production with over a 45 percent capital reduction in 2015.

Montney – Murphy produced 194 million cubic feet per day (MMcfd) of natural gas. Well performance continues to exceed expectations due to new completion techniques.

Offshore

Malaysia – Sarawak natural gas production in the third quarter was 129 MMcfd supported by strong natural gas nominations and liquids production was near 15,800 boepd. The company achieved record average daily gross production of 291 MMcfd from Sarawak natural gas during the quarter. At the Kakap-Gumusut main facility, planned maintenance activities to install natural gas handling and injection systems were completed three weeks ahead of schedule in late July. The company successfully drilled both the Merapuh 5 and Marakas wells with positive results and is continuing to evaluate development options. The Murphy operated well, Paus-Kelasa, failed to encounter commercial quantities of hydrocarbons and was expensed as a dry hole during the quarter.

Gulf of Mexico – Production for the third quarter of 2015 was over 27,200 boepd with 71 percent liquids. The Dalmatian South #2 was spud during the third quarter and drilling was completed early in the fourth quarter. The well found commercial hydrocarbons in two separate zones. The well has been completed and subsea equipment will be installed with first production expected in early 2016.

Development work at the non-operated Kodiak project continues, where the first of two wells has been drilled and completed and fabrication of topside facilities is underway. First production here is also expected early next year.

New Area of Operation

Vietnam – Murphy reached an agreement with PetroVietnam Exploration Production Corporation (PVEP) and SK Innovation Co. Ltd. (SK) to farm-in to the 15-1/05 Production Sharing Contract (PSC), in the highly prospective, oil prone, Cuu Long Basin, Offshore Vietnam. Murphy will hold a 35 percent working interest in the PSC. Oil discoveries previously made in the PSC are currently under appraisal and PVEP, as the operator, recently completed the successful drilling and testing of well LDV-4X in two zones and is currently incorporating these well results into the resource assessment of the block.

LIQUIDITY AT QUARTER-END

Exclusive of capital lease obligations, the company had $3.11 billion of outstanding debt, consisting of $2.25 billion of long-term, fixed-rate bonds with a weighted average maturity of 9.7 years and a weighted average coupon of 4.07 percent. There was $0.75 billion drawn on the $2.0 billion revolving credit facility with an additional $0.11 billion outstanding under bid lines. In addition, the company had cash on-hand and liquid invested securities totaling $1.29 billion.

FULL-YEAR AND FOURTH QUARTER 2015 PRODUCTION GUIDANCE

The company is increasing the full-year 2015 production guidance to a range of 205 thousand to 209 thousand boepd and expects fourth quarter production to be 199 thousand boepd.

2015 CAPITAL EXPENDITURE GUIDANCE

Capital expenditure guidance for full-year 2015 is reaffirmed at $2.3 billion. For the nine-months ended September 30, 2015, the company had spent $1.7 billion. Details for capital expenditures can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR OCTOBER 29, 2015

Murphy will host a conference call to discuss third quarter 2015 results on Thursday, October 29, 2015, at 1:00 p.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-888-208-1617. The telephone reservation number for the call is 107766. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through November 12, 2015, by calling 1-888-203-1112 and referencing reservation number 107766. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data and operating statistics for the third quarter 2015 and nine-month period ended September 30, 2015, with comparisons to 2014, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and schedules comparing EBITDA and EBITDAX between periods are also included with these schedules, along with condensed balance sheet, updated hedging activity, and guidance for the fourth quarter.

ABOUT MURPHY OIL CORPORTION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company, with proved reserves of 756 million barrels of oil equivalent at year-end 2014. The Company's diverse resources base includes offshore production in South East Asia, Canada and Gulf of Mexico; as well as, North American onshore plays in the Eagle Ford Shale and Montney.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2014 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP MEASURES

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The Securities and Exchange Commission (SEC) requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or website at http://ir.murphyoilcorp.com.

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$714,949	1,433,037	2,374,986	4,068,458

Costs and expenses
Lease operating expenses	183,826	265,518	643,736	813,638
Severance and ad valorem taxes	14,265	28,574	54,099	83,793
Exploration expenses	58,149	117,433	251,842	390,711
Selling and general expenses	71,791	82,960	237,934	269,986
Depreciation, depletion and amortization	433,706	499,151	1,318,123	1,354,393
Impairment of assets	2,300,974	–	2,300,974	–
Accretion of asset retirement obligations	11,918	12,600	35,437	36,992
Interest expense	32,009	34,970	91,945	101,625
Interest capitalized	(1,864)	(5,323)	(5,072)	(19,244)
Other expense	18,192	661	81,804	1,297
	3,122,966	1,036,544	5,010,822	3,033,191

Income (loss) from continuing operations before income taxes	(2,408,017)	396,493	(2,635,836)	1,035,267
Income tax expense (benefit)	(820,935)	125,435	(963,298)	452,255
Income (loss) from continuing operations	(1,587,082)	271,058	(1,672,538)	583,012
Loss from discontinued operations, net of income taxes	(8,344)	(25,350)	(11,163)	(52,639)

Net income (loss)	$(1,595,426)	245,708	(1,683,701)	530,373

Income (loss) per Common share – Basic
Continuing operations	$(9.22)	1.52	(9.55)	3.25
Discontinued operations	(0.04)	(0.14)	(0.07)	(0.29)
Net income (loss)	$(9.26)	1.38	(9.62)	2.96

Income (loss) per Common share – Diluted
Continuing operations	$(9.22)	1.51	(9.55)	3.23
Discontinued operations	(0.04)	(0.14)	(0.07)	(0.29)
Net income (loss)	$(9.26)	1.37	(9.62)	2.94

Cash dividends per Common share	$0.35	0.35	1.05	0.975

Average Common shares outstanding (thousands)
Basic	172,205	177,536	175,047	179,260
Diluted	172,205	178,856	175,047	180,578

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating Activities
Net income (loss)	$(1,595,426)	245,708	(1,683,701)	530,373
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities:
Loss from discontinued operations	8,344	25,350	11,163	52,639
Depreciation, depletion and amortization	433,706	499,151	1,318,123	1,354,393
Impairment of assets	2,300,974	–	2,300,974	–
Amortization of deferred major repair costs	2,046	2,077	5,450	6,390
Dry hole costs	21,436	75,780	120,459	203,607
Amortization of undeveloped leases	16,506	17,981	62,331	55,745
Accretion of asset retirement obligations	11,918	12,600	35,437	36,992
Deferred and noncurrent income tax charges (benefits)	(780,880)	46,435	(975,120)	64,557
Pretax (gains) losses from disposition of assets	(60)	133	(154,183)	5,130
Net (increase) decrease in operating working capital	(10,145)	(41,509)	97,026	6,940
Other operating activities, net	(27,102)	(4,575)	(41,431)	17,531
Net cash provided by continuing operations activities	381,317	879,131	1,096,528	2,334,297

Investing Activities
Property additions and dry hole costs	(541,454)	(966,161)	(1,975,069)	(2,806,705)
Proceeds from sales of property, plant and equipment	736	49	423,842	3,138
Purchases of investment securities*	(235,488)	(299,828)	(865,251)	(672,689)
Proceeds from maturity of investment securities*	189,051	267,010	852,394	587,341
Other investing activities, net	1,030	(6,226)	(19,538)	(19,233)
Net cash required by investing activities	(586,125)	(1,005,156)	(1,583,622)	(2,908,148)

Financing Activities
Borrowings of debt	62,000	200,000	435,000	1,050,000
Repayment of capital lease obligation	(2,453)	–	(7,156)	–
Purchase of treasury stock	–	–	(250,000)	(375,000)
Withholding tax on stock-based incentive awards	–	(2)	(8,976)	(6,786)
Cash dividends paid	(60,208)	(62,122)	(184,789)	(174,248)
Other financing activities, net	(1)	(160)	(153)	(1,384)
Net cash (required) provided by financing activities	(662)	137,716	(16,074)	492,582

Cash Flows from Discontinued Operations
Operating activities	80,579	(36,984)	(4,866)	(83,974)
Investing activities	21	(3,009)	5,343	(12,101)
Changes in cash included in current assets held for sale	90,548	52,187	179,774	103,694
Net increase in cash and cash equivalents of discontinued operations	171,148	12,194	180,251	7,619
Effect of exchange rate changes on cash and cash equivalents	3,721	(10,950)	8,276	(2,484)

Net increase (decrease) in cash and cash equivalents	(30,601)	12,935	(314,641)	(76,134)
Cash and cash equivalents at beginning of period	909,268	661,086	1,193,308	750,155

Cash and cash equivalents at end of period	$878,667	674,021	878,667	674,021

*Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED EARNINGS (LOSS)
(Unaudited)
(Millions of dollars, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$(1,595.4)	245.7	(1,683.7)	530.4
Discontinued operations loss	8.3	25.3	11.2	52.6
Income (loss) from continuing operations	(1,587.1)	271.0	(1,672.5)	583.0
Impairment of assets	1,536.5	–	1,536.5	–
Mark-to-market gain on crude oil derivative contracts	(10.9)	(28.0)	(15.7)	(4.3)
Foreign exchange (gains) losses	(47.8)	(3.1)	(83.0)	1.0
Decrease in Malaysia corporate tax rate on certain fields	(21.8)	–	(21.8)	–
Restructuring charges	6.6	–	14.1	–
Gain on sale of 10% interest in Malaysia	–	–	(218.8)	–
Environmental provisions	–	–	35.8	–
Increase in Alberta corporate tax rate	–	–	23.8	–
Oil Insurance Limited dividend	–	–	(4.5)	(3.3)
Tax benefits on investments in foreign areas	–	(34.3)	–	(34.3)
Adjusted earnings (loss)	$(124.5)	205.6	(406.1)	542.1
Adjusted earnings (loss) per diluted share	$(0.72)	1.15	(2.32)	3.00

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Adjusted earnings (loss).  Adjusted earnings (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted earnings (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income (loss) and Adjusted earnings (loss) are presented net of applicable income taxes.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015		2014
Income (loss) from continuing operations	$(1,587.1)	271.0	(1,672.5)		583.0
Income tax expense (benefit)	(820.9)	125.4	(963.3)		452.2
Interest expense	32.0	35.0	91.9		101.6
Interest capitalized	(1.9)	(5.3)	(5.1)		(19.2)
Depreciation, depletion and amortization expense	433.7	499.2	1,318.1		1,354.4
Impairment of assets	2,301.0	–	2,301.0		–
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$356.8	925.3	1,070.1	*	2,472.0

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	19,104.8	20,959.6	57,536.0		58,715.2

EBITDA per barrel of oil equivalents sold	$18.68	44.15	18.60		42.10

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operation to Earnings before interest, taxes, depreciation, impairments and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes $155.1 million pre-tax gain on sale of 10% interest in Malaysia in the nine month period of 2015.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND EXPLORATION (EBITDAX)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015		2014
Income (loss) from continuing operations	$(1,587.1)	271.0	(1,672.5)		583.0
Income tax expense (benefit)	(820.9)	125.4	(963.3)		452.2
Interest expense	32.0	35.0	91.9		101.6
Interest capitalized	(1.9)	(5.3)	(5.1)		(19.2)
Depreciation, depletion and amortization expense	433.7	499.2	1,318.1		1,354.4
Impairment of assets	2,301.0	–	2,301.0		–
Exploration expense	58.1	117.4	251.8		390.7
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$414.9	1,042.7	1,321.9	*	2,862.7

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	19,104.8	20,959.6	57,536.0		58,715.2

EBITDAX per barrel of oil equivalents sold	$21.72	49.75	22.98		48.76

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operation to Earnings before interest, taxes, depreciation, impairments, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes $155.1 million pre-tax gain on sale of 10% interest in Malaysia in the nine month period of 2015.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)
(Millions of dollars)

	Three Months Ended		Three Months Ended
	September 30, 2015		September 30, 2014
	Revenues	Income (loss)	Revenues	Income (loss)
Exploration and production
United States	$335.1	(107.8)	667.6	130.5
Canada	123.2	(507.0)	246.9	40.4
Malaysia	207.3	(952.7)	516.4	148.0
Other	–	(28.6)	–	(7.5)
Total exploration and production	665.6	(1,596.1)	1,430.9	311.4
Corporate and other	49.3	9.0	2.1	(40.4)
Revenue/income (loss) from continuing operations	714.9	(1,587.1)	1,433.0	271.0
Discontinued operations, net of tax	–	(8.3)	–	(25.3)
Total revenues/net income (loss)	$714.9	(1,595.4)	1,433.0	245.7

	Nine Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2014
	Revenues	Income (loss)	Revenues	Income (loss)
Exploration and production
United States	$955.0	(218.1)	1,660.4	335.3
Canada	428.4	(577.8)	807.4	160.9
Malaysia	897.6	(701.9)	1,592.2	482.6
Other	–	(130.7)	(0.2)	(256.0)
Total exploration and production	2,281.0	(1,628.5)	4,059.8	722.8
Corporate and other	94.0	(44.0)	8.6	(139.8)
Revenue/income (loss) from continuing operations	2,375.0	(1,672.5)	4,068.4	583.0
Discontinued operations, net of tax	–	(11.2)	–	(52.6)
Total revenues/net income (loss)	$2,375.0	(1,683.7)	4,068.4	530.4

Note:Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended September 30, 2015
Oil and gas sales and other revenues	$335.1	76.4	46.8	207.3	–	665.6
Lease operating expenses	66.9	22.6	37.3	57.0	–	183.8
Severance and ad valorem taxes	12.1	0.9	1.3	–	–	14.3
Depreciation, depletion and amortization	220.8	51.6	12.1	144.2	1.6	430.3
Accretion of asset retirement obligations	5.2	1.6	1.3	3.8	–	11.9
Impairment of assets	144.8	683.6	–	1,472.6	–	2,301.0
Exploration expenses
Dry holes	10.2	–	–	14.1	(2.9)	21.4
Geological and geophysical	2.5	–	–	–	4.8	7.3
Other	1.8	0.1	–	–	11.0	12.9
	14.5	0.1	–	14.1	12.9	41.6
Undeveloped lease amortization	12.0	3.9	–	–	0.6	16.5
Total exploration expenses	26.5	4.0	–	14.1	13.5	58.1
Selling and general expenses	22.9	5.1	0.2	3.3	15.2	46.7
Other expenses	0.9	–	–	17.3	–	18.2
Results of operations before taxes	(165.0)	(693.0)	(5.4)	(1,505.0)	(30.3)	(2,398.7)
Income tax benefits	(57.2)	(190.2)	(1.2)	(552.3)	(1.7)	(802.6)
Results of operations (excluding corporate overhead and interest)	$(107.8)	(502.8)	(4.2)	(952.7)	(28.6)	(1,596.1)

Three Months Ended September 30, 2014
Oil and gas sales and other revenues	$667.6	150.1	96.8	516.4	–	1,430.9
Lease operating expenses	84.0	42.6	55.6	83.3	–	265.5
Severance and ad valorem taxes	25.3	1.9	1.4	–	–	28.6
Depreciation, depletion and amortization	234.5	61.9	13.4	185.7	1.3	496.8
Accretion of asset retirement obligations	4.5	1.5	2.4	4.2	–	12.6
Exploration expenses
Dry holes	66.0	–	–	–	9.8	75.8
Geological and geophysical	3.9	0.1	–	0.5	1.4	5.9
Other	8.9	0.3	–	–	8.6	17.8
	78.8	0.4	–	0.5	19.8	99.5
Undeveloped lease amortization	11.8	4.9	–	–	1.2	17.9
Total exploration expenses	90.6	5.3	–	0.5	21.0	117.4
Selling and general expenses	24.2	6.3	0.3	3.4	19.5	53.7
Other expenses	0.7	–	–	–	–	0.7
Results of operations before taxes	203.8	30.6	23.7	239.3	(41.8)	455.6
Income tax provisions (benefits)	73.3	7.8	6.1	91.3	(34.3)	144.2
Results of operations (excluding corporate overhead and interest)	$130.5	22.8	17.6	148.0	(7.5)	311.4

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Nine Months Ended September 30, 2015
Oil and gas sales and other revenues	$955.0	275.7	152.7	897.6	–	2,281.0
Lease operating expenses	247.3	80.9	124.7	190.8	–	643.7
Severance and ad valorem taxes	46.5	3.5	4.1	–	–	54.1
Depreciation, depletion and amortization	622.4	171.0	37.4	475.1	4.7	1,310.6
Accretion of asset retirement obligations	14.9	5.0	4.1	11.4	–	35.4
Impairment of assets	144.8	683.6	–	1,472.6	–	2,301.0
Exploration expenses
Dry holes	74.5	–	–	14.1	31.8	120.4
Geological and geophysical	7.8	–	–	1.2	21.7	30.7
Other	6.7	0.5	–	–	31.1	38.3
	89.0	0.5	–	15.3	84.6	189.4
Undeveloped lease amortization	48.5	12.4	–	–	1.5	62.4
Total exploration expenses	137.5	12.9	–	15.3	86.1	251.8
Selling and general expenses	68.2	18.4	0.7	4.5	44.3	136.1
Other expenses	8.4	44.0	–	17.3	12.1	81.8
Results of operations before taxes	(335.0)	(743.6)	(18.3)	(1,289.4)	(147.2)	(2,533.5)
Income tax provisions (benefits)	(116.9)	(188.7)	4.6	(587.5)	(16.5)	(905.0)
Results of operations (excluding corporate overhead and interest)	$(218.1)	(554.9)	(22.9)	(701.9)	(130.7)	(1,628.5)

Nine Months Ended September 30, 2014
Oil and gas sales and other revenues	$1,660.4	504.0	303.4	1,592.2	(0.2)	4,059.8
Lease operating expenses	242.1	123.1	180.1	268.3	–	813.6
Severance and ad valorem taxes	75.7	4.4	3.7	–	–	83.8
Depreciation, depletion and amortization	591.2	192.1	39.8	521.1	3.6	1,347.8
Accretion of asset retirement obligations	12.9	4.6	7.0	12.5	–	37.0
Exploration expenses
Dry holes	73.5	–	–	–	130.1	203.6
Geological and geophysical	19.7	0.3	–	0.5	54.8	75.3
Other	13.0	0.8	–	–	42.3	56.1
	106.2	1.1	–	0.5	227.2	335.0
Undeveloped lease amortization	37.2	14.8	–	–	3.7	55.7
Total exploration expenses	143.4	15.9	–	0.5	230.9	390.7
Selling and general expenses	71.8	21.4	0.8	11.8	55.6	161.4
Other expenses	1.2	0.1	–	–	–	1.3
Results of operations before taxes	522.1	142.4	72.0	778.0	(290.3)	1,224.2
Income tax provisions (benefits)	186.8	34.8	18.7	295.4	(34.3)	501.4
Results of operations (excluding corporate overhead and interest)	$335.3	107.6	53.3	482.6	(256.0)	722.8

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (Unaudited)
(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

United States – Eagle Ford Shale
Lease operating expense	$8.10	9.79	10.82	10.13
Severance and ad valorem taxes	2.07	4.56	2.71	5.09
Depreciation, depletion and amortization (DD&A) expense	27.88	27.75	27.33	28.18

United States – Gulf of Mexico and other
Lease operating expense	$7.92	10.28	9.14	13.97
Severance and ad valorem taxes	–	–	–	0.02
DD&A expense	23.57	27.91	22.74	26.35

Canada – Conventional operations
Lease operating expense	$5.67	11.79	6.51	11.20
Severance and ad valorem taxes	0.23	0.50	0.29	0.40
DD&A expense	12.91	17.19	13.75	17.49

Canada – Synthetic oil operations
Lease operating expense	$37.20	54.01	40.67	57.47
Severance and ad valorem taxes	1.29	1.39	1.32	1.19
DD&A expense	12.00	12.98	12.20	12.69

Malaysia
Lease operating expense – Sarawak	$7.44	7.32	8.25	8.89
– Block K	14.36	16.20	13.53	15.39
DD&A expense – Sarawak	20.57	20.82	22.20	19.92
– Block K	33.06	28.30	31.50	26.10

Total Oil and Gas Operations
Lease operating expense	$9.62	12.67	11.19	13.86
Severance and ad valorem taxes	0.75	1.36	0.94	1.43
DD&A expense	22.53	23.71	22.78	22.96

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA (Unaudited)
(Millions of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Capital expenditures – continuing operations
Exploration and production
United States	$359.3	569.8	1,173.7	1,666.1
Canada	41.4	140.2	141.3	317.0
Malaysia	67.4	244.1	199.6	610.5
Other	46.4	20.8	116.9	234.4
	514.5	974.9	1,631.5	2,828.0

Corporate	11.9	2.4	37.5	5.6
Total capital expenditures – continuing operations	526.4	977.3	1,669.0	2,833.6

Charged to exploration expenses*
United States	14.5	78.8	89.0	106.2
Canada	0.1	0.4	0.5	1.1
Malaysia	14.1	0.5	15.3	0.5
Other	12.9	19.8	84.6	227.2
Total charged to exploration expenses	41.6	99.5	189.4	335.0

Total capitalized – continuing operations	$484.8	877.8	1,479.6	2,498.6

*Excludes amortization of undeveloped leases of	$16.5	17.9	62.4	55.7

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	September 30, 2015		December 31, 2014[1]

Assets
Cash and cash equivalents	$878.7		$1,193.3
Canadian government securities	415.1		461.3
Other current assets	872.0		1,624.5
Property, plant and equipment – net	10,168.8		13,331.1
Other long-term assets	293.4		113.5
Total assets	$12,628.0		$16,723.7

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$12.2		$465.4
Other current liabilities	1,639.1		2,682.5
Long-term debt	3,327.7	[2]	2,517.6
Other long-term liabilities	1,620.6		2,484.8
Total stockholders' equity	6,028.4		8,573.4
Total liabilities and stockholders' equity	$12,628.0		$16,723.7

     1 Reclassified to current presentation.

     2 Includes a  capital lease on production equipment of $213.0 million at September 30, 2015.

MURPHY OIL CORPORATION
STATISTICAL SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net crude oil and condensate produced – barrels per day	125,170	144,934	128,888	135,801
United States – Eagle Ford Shale	48,304	47,745	48,423	43,653
– Gulf of Mexico and other	16,992	16,534	14,027	13,266
Canada – light	91	38	104	38
– heavy	4,975	6,784	5,837	7,433
– offshore	6,846	7,823	7,413	8,216
– synthetic	10,907	11,200	11,230	11,481
Malaysia[1] – Sarawak	15,194	21,679	15,696	19,590
– Block K	21,861	33,131	26,158	32,124

Net crude oil and condensate sold – barrels per day	124,549	142,440	129,294	135,942
United States – Eagle Ford Shale	48,304	47,745	48,423	43,653
– Gulf of Mexico and other	16,992	16,534	14,027	13,266
Canada – light	91	38	104	38
– heavy	4,975	6,784	5,837	7,433
– offshore	5,611	7,092	7,238	8,605
– synthetic	10,907	11,200	11,230	11,481
Malaysia[1] – Sarawak	18,493	23,660	17,546	21,287
– Block K	19,176	29,387	24,889	30,179

Net natural gas liquids produced – barrels per day	11,093	10,923	10,431	8,580
United States – Eagle Ford Shale	8,192	6,521	7,744	5,409
– Gulf of Mexico and other	2,264	3,412	2,020	2,308
Canada	1	23	9	23
Malaysia[1] – Sarawak	636	967	658	840

Net natural gas liquids sold – barrels per day	11,789	11,480	10,466	8,625
United States – Eagle Ford Shale	8,192	6,521	7,744	5,409
– Gulf of Mexico and other	2,264	3,412	2,020	2,308
Canada	1	23	9	23
Malaysia[1] – Sarawak	1,332	1,524	693	885

Net natural gas sold – thousands of cubic feet per day	427,937	443,413	425,964	423,041
United States – Eagle Ford Shale	39,543	37,782	39,203	31,890
– Gulf of Mexico and other	47,987	67,137	53,010	50,831
Canada	196,111	151,784	194,136	144,873
Malaysia[1] – Sarawak	128,963	174,958	117,339	166,036
– Block K	15,333	11,752	22,276	29,411

Total net hydrocarbons produced – equivalent barrels per day[2]	207,586	229,759	210,313	214,888
Total net hydrocarbons sold – equivalent barrels per day[2]	207,661	227,822	210,754	215,074

1The Company sold 20% of its interest in Malaysia properties on December 18, 2014 and sold an additional 10% on January 29, 2015.  This table includes volumes for these sold interests through the date of disposition. Total production volumes during the three-month and nine-month periods in 2014 for these 30% volumes sold were approximately 26,000 and 25,500 barrels of oil equivalent per day, respectively.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION
STATISTICAL SUMMARY (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$48.70	93.56	49.27	95.50
– Gulf of Mexico and other	44.94	97.03	49.45	99.36
Canada[1] – light	37.70	85.92	43.41	93.17
– heavy	20.28	57.86	25.09	56.69
– offshore	48.09	97.63	53.77	105.41
– synthetic	46.53	93.55	49.72	96.83
Malaysia – Sarawak[2]	46.38	80.55	50.27	89.57
– Block K2	46.88	89.00	54.24	95.18

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$10.26	26.55	11.52	28.77
– Gulf of Mexico and other	10.25	30.45	13.13	32.60
Canada[1]	–	64.95	22.31	75.96
Malaysia – Sarawak[2]	54.27	68.48	55.23	75.68

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$2.39	3.76	2.39	4.17
– Gulf of Mexico and other	2.46	3.60	2.47	4.20
Canada[1]	2.42	3.61	2.44	3.76
Malaysia – Sarawak[2]	3.75	5.11	4.31	5.67
– Block K	0.24	0.24	0.24	0.24

1U.S. dollar equivalent.

2Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS
AS OF OCTOBER 28, 2015

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap	15,000	$63.30	10/1/2015	12/31/2015
United States	WTI	Fixed price derivative swap	20,000	$52.01	1/1/2016	12/31/2016

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Western Canada	Natural Gas	Fixed price forward sales	65	C$4.13	10/1/2015	12/31/2015
Western Canada	Natural Gas	Fixed price forward sales	59	C$3.19	1/1/2016	12/31/2016

MURPHY OIL CORPORATION
FOURTH QUARTER 2015 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	51,500		38,000
– Gulf of Mexico	15,000		43,000

Canada – Seal heavy	4,000		3,000
– Montney	–		193,000
– Offshore	6,500		–
– Synthetic	13,500		–

Malaysia – Sarawak	15,000		115,000
– Block K	24,500		22,000
	130,000		414,000

Total net production (BOEPD)		199,000

Total net sales (BOEPD)		197,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak		$ 49.32
– Block K		$ 49.28

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$ 3.74

Exploration expense – inclusive of dry hole exposure of $95 million		$132 million

FULL YEAR 2015 GUIDANCE

Total production (BOEPD)	205,000 to 209,000

Capital expenditures		$2.3 billion